Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Rocket Pharmaceuticals, Inc. (the “Company”) for the period ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to their knowledge:

1)          the Report which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2023	/s/ Gaurav Shah, MD
Gaurav Shah, MD
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: February 28, 2023	/s/ John Militello
John Militello
Vice President of Finance. Sr. Controller and Treasurer
(Interim Principal Financial Officer and Principal Accounting Officer)

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not to be incorporated by reference into any filing of Rocket Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.